Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$12,149,290
Realized Gain (Loss) on Swap Contracts	(8,946,051)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(97,874,876)
Unrealized gain (loss) on Fair Value of Swap Contracts	(831)
Dividend Income	295,615
Interest Income	3,037,206
ETF Transaction Fees	16,000
Total Income (Loss)	$(91,323,647)

Expenses
General Partner Management Fees	$409,039
Professional Fees	203,643
Brokerage Commissions	275,902
Directors' Fees and insurance	12,443
License fees	10,227
Total Expenses	$911,254
Net Income (Loss)	$(92,234,901)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/24	$868,736,743
Additions (8,300,000 Shares)	124,437,774
Withdrawals ((4,200,000) Shares)	(70,438,635)
Net Income (Loss)	(92,234,901)

Net Asset Value End of Month	$830,500,981
Net Asset Value Per Share (56,346,103 Shares)	$14.74

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596